Exhibit 10.56

ALEXANDER’S REGO SHOPPING CENTER, INC.,
a Delaware corporation

Mortgagor and

U.S. BANK NATIONAL ASSOCIATION
a national banking association,
as Bank

(the “Mortgagee”)

AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT, FIXTURE
FILING AND ASSIGNMENT OF LEASES AND RENTS

Dated as of March 10, 2009

_______________________________________

This instrument affects real and personal property commonly
known as 96-05 Queens Boulevard, Queens, New York, having a
tax map designation of Block 2084, Lot 101 in the County of Queens.

_______________________________________
RECORD AND RETURN TO: Halloran & Sage LLP One Goodwin Square 225 Asylum St. Hartford, CT 06103 Attention: James P. Maher, Esq.

AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING
AND ASSIGNMENT OF LEASES AND RENTS

     THIS AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS (this “Mortgage”) made as of March 10, 2009 by ALEXANDER’S REGO SHOPPING CENTER, INC., a Delaware corporation having an office and a mailing address at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019 (Mortgagor”), in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association having a place of business and a mailing address at One Post Office Square, 29th Floor, Boston, Massachusetts 02109 (“Mortgagee”).

W I T N E S S E T H:

     WHEREAS, Mortgagor is the owner of fee title to a parcel of land situated in the Borough of Queens, County of Queens, State of New York, being more particularly described in Schedule A attached hereto and incorporated herein, together with the building, structures and improvements situated thereon, being commonly known as 96-05 Queens Boulevard; and

     WHEREAS, Mortgagee is the holder of that certain Amended, Restated and Consolidated Mortgage and Security Agreement dated May 12, 1999 by and between Mortgagor and The Chase Manhattan Bank, recorded on June 7, 1999 in Reel 5263, Page 2302, in the Office of the City Register of the City of New York, Queens County, and assigned to State Street Bank and Trust Company, as Trustee for the Registered Holders of Chase Manhattan Bank-First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass Though Certificates Series, 1999-1, pursuant to an Assignment of Mortgages dated October 10, 2000 and recorded November 22, 2000 in Reel 5727, Page 0118 in the Office of the City Register of the City of New York, Queens County, and assigned on or about the date hereof to Mortgagee (the “Existing Mortgage”); and

     WHEREAS, the Existing Mortgage consolidates a certain Building Loan Mortgage, Assignment of Leases and Rents and Security Agreement dated March 29, 1995, recorded on March 30, 1995 in Reel 4097, Page 746 in the Office of the City Register of the City of New York, Queens County and a certain Project Loan Mortgage, Assignment of Leases and Rents and Security Agreement dated March 29, 1995 and recorded on March 30, 1995 in Reel 4097, Page 780 in the Office of the City Register of the City of New York, Queens County, which consolidated mortgages and assignments thereof are set forth on Exhibit A hereto, to for a single lien in the amount of $82,000,000.00; and

     WHEREAS, Mortgagee is the owner and holder of the notes secured by the Existing Mortgage (collectively, the “Existing Note”); and

     WHEREAS, Mortgagor acknowledges and certifies that, as of the date hereof, there is due and owing on the Existing Note, and secured by the Existing Mortgage, the unpaid principal amount of $78,245,641.77, interest having been paid in full through the date hereof;

     WHEREAS, Mortgagor acknowledges and certifies that, as of the date hereof, there are no defenses or offsets to the Existing Note or the Existing Mortgage; and

     WHEREAS, it has been agreed by and between Mortgagor and Mortgagee that the Existing Note shall be amended and restated in its entirety pursuant to the terms of the Note (as hereinafter defined) and that the Existing Mortgage shall be amended and restated in its entirety as hereinafter set forth.

NOW, THEREFORE, TO SECURE THE PAYMENT when and as due of the sum of SEVENTY EIGHT MILLION TWO HUNDRED FORTY FIVE THOUSAND SIX HUNDRED FORTY ONE DOLLARS AND 77/100 DOLLARS ($78,245,641.77) or so much thereof as may be advanced (the “Loan”) pursuant to the terms of that certain Loan Agreement of even date herewith between Mortgagor and Mortgagee (as the same may be amended, restated or supplemented from time to time, the “Loan Agreement”), together with interest thereon to be paid according to the terms of the Loan Agreement and the Note, together with all other sums recoverable by Mortgagee under the terms of the Loan Documents (as hereinafter defined), including, without limitation, interest, default interest, late charges, prepayment premiums and any sums advanced by Mortgagee in accordance with the Loan Documents to protect or preserve the Mortgaged Property, together with all existing and future liabilities of Mortgagor to Mortgagee under the Loan Documents, together with all existing and future liabilities of Mortgagor to Mortgagee, if any, under any instrument, document or agreement which now or hereafter evidences an interest rate hedge agreement, if any (said indebtedness and interest due under the Note and all other sums due hereunder, under the Note and the other Loan Documents, or under any interest rate hedge agreement are herein being hereinafter collectively referred to as the “Indebtedness”); and to secure the full and prompt performance of each obligation of Mortgagor contained herein or in the Loan Documents, Mortgagor has mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned, and hypothecated and by these presents does hereby mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Mortgagee the following:

THE MORTGAGED PROPERTY

     (A)      All of Mortgagor’s right, title and interest in and to the following described premises situated in the Borough of Queens, County of Queens, State of New York, to wit: The land described in detail in Schedule A (the “Land”) which is attached hereto and incorporated herein and made a part of this document for all purposes.

     (B)      TOGETHER WITH all of Mortgagor’s right, title and interest in and to (1) all the buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and (2) all building materials, supplies and other property stored at or delivered to the Land or any other location for incorporation into any of the aforesaid buildings, structures and improvements, and (3) all fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever located in or on, or attached to, and used or intended to be used in connection with or with the operation of, the Land, any such buildings, structures or other improvements, or in connection with any construction being conducted or which may be conducted thereon (including, but not limited to, any and all such appliances;

furniture; carpeting; floor coverings; draperies; window coverings; furnishings; fences; partitions; generators; doors; windows; millwork; overhead doors; screens; storm windows and doors; locks; hardware; shades; awnings; motors; engines; boilers; tanks; water heaters; pumps; furnaces; heat registers; radiators; thermostats; plumbing; sinks; water closets; basins; faucets; elevators; switchboards; cleaning, vacuum and sprinkler systems; fire extinguishing apparatus and equipment; water tanks; lighting, heating, ventilating, air conditioning and air cooling systems, facilities, units, apparatus and equipment; incinerating, communicating and refrigerating equipment; water, gas, telephone and electric supply fixtures, machinery, ducts, piping, wiring, conduits, appurtenances and equipment; alarm and security systems; electronic intercommunication system; maintenance and cleaning equipment and supplies; lumber, insulation, structural steel, roofing, flooring, concrete panels, cement, blocks, bricks, stone, paint, nails, screws, and all other construction and building materials (including, but not limited to, those acquired by Mortgagor and stored in warehouses with Mortgagee’s approval) and parking lot lighting), and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing, and all right, title and interest of Mortgagor in and to such personal property and fixtures, whether as owner, chattel lessee or otherwise, it being understood and agreed that all such personal property and fixtures are and at all times shall be part and parcel of the real property encumbered hereby and appropriated to the use thereof and, whether or not affixed or annexed to such real property, to the fullest extent permitted by law, are and at all times shall be conclusively deemed to be fixtures, a part of the real property and a part of the security provided hereby (all of the property described in this paragraph (B) being hereinafter collectively called the “Improvements”).

     (C) TOGETHER WITH all estate, right, title and interest of Mortgagor, of whatever character, whether now owned or hereafter acquired, in and to (1) all streets, roads and public places, open or proposed, in front of or adjoining the Land, and the land lying in the bed of such streets, roads and public places, and (2) all other sidewalks, alleys, ways, passages, water courses, strips and gores of land adjoining or used or intended to be used in connection with any of the property described in paragraphs (A) and (B) hereof, or any part of such property.

     (D) TOGETHER WITH all easements, rights-of-way and rights of use or passage, public or private, and all estates, interests, benefits, powers, rights (including, without limitation, any and all lateral support, drainage, slope, sewer, water, air, mineral, oil, gas and subsurface rights), privileges, licenses, profits, royalties, tenements, hereditaments, reversions and subreversions, remainders and subremainders and appurtenances whatsoever in any way belonging, relating or appertaining to any of the property described in paragraphs (A), (B) and (C) hereof, or any part of such property, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor.

     (E) TOGETHER WITH, but subject to Borrower’s right hereby given to collect and use same so long as no Event of Default has occurred and is continuing, (1) any and all judgments, settlements, claims, awards, insurance proceeds and other proceeds and compensation, and interest thereon (collectively, “Compensation”), hereafter made or to be made or hereafter payable in connection with any casualty or other damage to the property described in paragraphs (A), (B), (C) and (D) hereof, any part of such property or any rights appurtenant thereto, or in connection with any condemnation proceedings affecting such property or rights or any taking under power of eminent domain (or any conveyance in lieu of or under threat of any such taking) of such property or rights, including, without limitation, any and all Compensation for change of grade of streets or any other injury to or decrease in the value of such property or rights, (2) any and all proceeds of any sales, assignments or other dispositions of such property or rights, (3) any and all refunds of insurance premiums, taxes, assessments, water charges, sewer rents or other impositions in respect of such property or rights, (4) all accounts receivable, contract rights, general intangibles, permits, licenses, approvals, actions and rights in action, including, without limitation, all rights to insurance proceeds and unearned or refunded insurance premiums arising from or relating to (a) any such property or rights, and (b) all rights, benefits and privileges of Mortgagor from time to time existing under or with respect to any and all contracts and agreements for planning or design of the Improvements, construction of the Improvements or supply of materials in connection with such construction (including but not limited to all soil tests, reports, appraisals, feasibility studies and engineering reports relating to the Land or the Improvements), and (5) all proceeds, products, replacements, additions, substitutions, renewals, accessions, accretions and relictions of and to such property or rights.

     (F) TOGETHER WITH all rents, royalties, issues, profits, revenues, income and other benefits to which Mortgagor may now or hereafter be entitled from the property described in paragraphs (A), (B), (C), (D) and (E) hereof or any part of such property, to be applied against the Indebtedness and other sums secured hereby; provided, however, that permission is hereby given to Mortgagor, so long as no Event of Default (as hereinafter defined) shall have occurred and be continuing, to collect and use such rents, royalties, issues, profits, revenues, income and other benefits as they become due and payable, but not in advance thereof. The foregoing assignment shall be fully operative without any further action on the part of either party, and specifically Mortgagee shall be entitled, at its option upon the occurrence of an Event of Default, to all such rents, royalties, issues, profits, revenues, income and other benefits whether or not Mortgagee takes possession of such property. Upon the occurrence of an Event of Default, the permission hereby given to Mortgagor to collect such rents, royalties, issues, profits, revenues, income and other benefits shall terminate. Neither the exercise of any rights under this paragraph by Mortgagee nor the application of any such rents, royalties, issues, profits, revenues, income or other benefits to the Indebtedness and other sums secured hereby, shall cure or waive any Event of Default or notice of any Event of Default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

     The foregoing provisions hereof shall constitute an absolute and present assignment of the rents, royalties, issues, profits, revenues, income and other benefits of or from the property described in paragraphs (A), (B), (C), (D), (E) and (F) hereof, or any part of such property, subject, however, to the conditional permission given to Mortgagor to collect and use such rents, royalties, issues, profits, revenues, income and other benefits as hereinabove provided; and the existence or exercise of such right of Mortgagor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor, and any such subsequent assignment by Mortgagor shall be subject to the rights of Mortgagee hereunder.

     (G) TOGETHER WITH all right, title and interest of Mortgagor in and to any and all leases, subleases, occupancy, purchase and sale or similar agreements (collectively, “leases”) now or hereafter on or affecting the property described in paragraphs (A), (B), (C), and

(D) hereof, or any part of such property, together with all security therefor (including, without limitation, any and all right, title and interest of Mortgagor in and to property of any tenant or other party under any such lease, and all cash or security deposits, advance rentals and deposits or payments of a similar nature thereunder) and together with all moneys payable thereunder, and all books and records which reflect payments made under the leases and all security therefor, subject, however, to the conditional permission hereinabove given to Mortgagor to collect the rents, income and other benefits arising under any such lease. Mortgagee shall have and is hereby granted the right, at any time and from time to time after the occurrence and during the continuance of an Event of Default, to notify any lessee, sublessee, licensee, occupant or purchaser of the rights of Mortgagee as provided by this paragraph.

     (H) TOGETHER WITH any and all further or greater estate, right, title, interest, claim and demand whatsoever of Mortgagor, whether now owned or hereafter acquired, in or to any of the property described in the foregoing paragraphs or any rights or interests appurtenant thereto.

     All of the property described in paragraphs (A), (B), (C), (D), (E), (F), (G) and (H) above, and each item of property therein described, is herein referred to as the “Mortgaged Property.” Notwithstanding any contrary provision, the Mortgaged Property shall not be deemed to include the collateral under the Pledge Agreement (as defined in the Loan Agreement).

     TO HAVE AND TO HOLD the Mortgaged Property, with the privileges and appurtenances thereof, unto Mortgagee, its successors and assigns forever, to its and their own proper use and behoof.

     AND ALSO, Mortgagor, for itself and its successors and assigns, covenants with and warrants to, Mortgagee, its successors and assigns, that at and until the ensealing of these presents, Mortgagor is well seized of the Land, those Improvements constituting real property and all other real property intended to be encumbered by this Mortgage as a good indefeasible estate in fee simple, that Mortgagor has good and absolute title to all other Mortgaged Property, that Mortgagor has good right to give, grant, bargain, sell, assign and confirm the Mortgaged Property in manner and form as is above written, and that the Mortgaged Property is free and clear of all liens, encumbrances and exceptions to title whatsoever (except as set forth in Schedule B attached hereto and made a part hereof (hereinafter referred to as “Permitted Encumbrances”));

     AND FURTHERMORE, Mortgagor does by these presents bind itself, its administrators and its successors and assigns forever to WARRANT AND DEFEND the Mortgaged Property to Mortgagee, its successors and assigns, against all claims and demands whatsoever, except for the Permitted Encumbrances.

     THE CONDITION OF THIS MORTGAGE IS SUCH that:

     WHEREAS, this Mortgage secures, inter alia, present and future advances, if any, made by Mortgagee pursuant to the Loan Documents, up to a maximum principal amount of the Loan, together with all interest thereon. Notwithstanding anything contained herein to the contrary, the maximum amount of principal indebtedness secured by this Mortgage at the time of execution hereof or which any contingency may become secured by this Mortgage, at any time hereafter is $78,245,641.77 plus (a) taxes, charges or assessments which may be imposed by law upon the Mortgaged Property; (b) premiums on insurance policies covering the Mortgaged Property; (c) expenses incurred in upholding the lien of this Mortgage, including but not limited to (1) the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage, (2) any amount, cost or charges to which Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority, and (3) interest at the Default Rate.

     WHEREAS, Mortgagor represents and warrants that it has full power and authority to execute and deliver the Loan Agreement, the Note, this Mortgage and all other documents and instruments required of it by Mortgagee in connection with the making or giving of the Loan; and

     AND WHEREAS, Mortgagor covenants and agrees with Mortgagee as follows:

ARTICLE 1.

GENERAL COVENANTS AND WARRANTIES

     1.1 Performance of Mortgagor’s Obligations. Mortgagor shall duly, punctually and fully pay, do and perform all obligations and things on its part to be paid, done or performed under the Note, under this Mortgage, under the Loan Agreement and under any other instrument which refers to or secures the Note and under any instrument, document or agreement which now or hereafter evidences a interest rate hedge agreement, if any. Mortgagor shall promptly pay to Mortgagee when due all Indebtedness. Time is of the essence hereof subject to the notice, grace and cure periods provided in the Loan Documents.

     1.2 Representations and Warranties by Mortgagor. Mortgagor represents and warrants to Mortgagee, as follows:

     (a) Mortgagor is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and is duly qualified and is in good standing in all other jurisdictions (including New York) where the character and nature of its business requires such qualification.

     (b) Mortgagor is the lawful owner of and has good and marketable fee simple absolute title to the Mortgaged Property, subject to the Permitted Encumbrances. Mortgagor has good right and lawful authority to grant, bargain, sell, convey, warrant, assign and confirm the same as provided herein; and the Mortgaged Property is free and clear of all mortgages, liens, pledges, security interests, charges and encumbrances, excepting only Permitted Encumbrances. Mortgagor warrants and will defend the title to the Mortgaged Property against all claims and demands whatsoever, except Permitted Encumbrances and Permitted Transfers.

     (c) There is no provision in any indenture, contract or agreement, to which Mortgagor is a party or by which it is bound, or any law, statute, ordinance, governmental rule, regulation or restriction, or any order of any court or administrative agency, to which Mortgagor is subject or by which Mortgagor is bound, which prohibits the execution and delivery by Mortgagor of this Mortgage, the Note, the Loan Agreement or any other instruments which refer to, evidence, supplement, guarantee, secure or govern the Note or the Loan (as each of the same may be extended, renewed, modified, substituted or replaced, hereinafter collectively referred to as the “Loan Documents” and individually referred to as a “Loan Document”), or the performance or observance by Mortgagor of any of the terms, covenants or conditions of this Mortgage, the Note, the Loan Agreement or any other Loan Document.

     (d) Execution and delivery of this Mortgage, the Note, the Loan Agreement and the other Loan Documents, by and on behalf of Mortgagor, have been duly and validly authorized, and this Mortgage, the Note, the Loan Agreement and said other instruments have been duly and validly executed and delivered, by and on behalf of Mortgagor, and are valid, binding and enforceable obligations of Mortgagor in accordance with their terms.

     (e) There are no actions, suits, proceedings or investigations pending or, to the knowledge of Mortgagor, threatened against Mortgagor, any parent of Mortgagor or subsidiary of Mortgagor (hereinafter collectively referred to as “Affiliates”), or the Mortgaged Property in any court or before any federal, state, municipal or other governmental agency other than actions covered by insurance or actions which, if adversely determined, would not result in a Material Adverse Occurrence (as defined in the Loan Agreement), and neither Mortgagor nor any Affiliate is in default with respect to any order of any court or governmental agency.

     (f) The Premises are neither agricultural property, property in agricultural use, nor the homestead of Mortgagor.

     (g) All applicable building and zoning laws, rules and regulations, occupational safety and health, energy and environmental laws, ordinances and regulations affecting the Mortgaged Property permit the use and occupancy thereof for mixed-use commercial purposes and have been complied with, in all material respects.

     (h) To Mortgagor’s knowledge, except as shown in the Environmental Report and other than usage in the ordinary course of business of Mortgagor or its tenants and in each instance in compliance with Environmental Laws, (i) no dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating thereto (hereinafter collectively called “Environmental Regulations”), and also including urea-formaldehyde, polychlorinated biphenyls, asbestos, asbestos containing materials, nuclear fuel or waste, radioactive materials, explosives, carcinogens and petroleum products, or any other waste, material, substance, pollutant or contaminant which would subject the owner of the Premises to any damages, penalties or liabilities under any applicable Environmental Regulation (hereinafter collectively called “Hazardous Substances”) are now stored, located, generated, produced, processed, treated, transported, incorporated, discharged, emitted, released, deposited or disposed of in, upon, under, over or from the Mortgaged Property; (ii) no threat exists of a discharge, release or emission of a Hazardous Substance upon or from the Mortgaged Property into the environment; (iii) the Premises have not ever been used for a mine, a landfill, a dump or other disposal facility, industrial or manufacturing purposes, or a gasoline service station; (iv) no underground storage tank is now located in the Premises; (v) no violation of any Environmental Regulation now exists in, upon, under, over or from the Mortgaged Property, no notice of any such violation or any alleged violation thereof has been issued or given by any governmental entity or agency which remains outstanding, and there is not now any investigation or report involving the Mortgaged Property by any governmental entity or agency which in any way relates to Hazardous Substances; (vi) no person, party or private or governmental agency or entity has given any outstanding notice of or asserted any claim, cause of action, penalty, cost or demand for payment or compensation, whether or not involving any injury or threatened injury to human health, the environment or natural resources, resulting or allegedly resulting from any activity or event described in (i) above; (vii) there are not now any actions, suits, proceedings or damage settlements relating in any way to Hazardous Substances, in, upon, under, over or from the Mortgaged Property; (viii) the Mortgaged Property is not listed in the United States Environmental Protection Agency’s National Priorities List of Hazardous Waste Sites or any other list of Hazardous Substance sites maintained by any federal, state or local governmental agency; and (ix) the Mortgaged Property is not subject to any lien or claim for lien or threat of a lien in favor of any governmental entity or agency as a result of any release or threatened release of any Hazardous Substance.

     1.3 Maintenance of Existence. Mortgagor agrees to maintain its existence as a (i) corporation under the laws of the State of Delaware and (ii) as a foreign business corporation under the laws of the State of New York and not to dissolve, liquidate, wind-up, consolidate or merge during the term hereof, without the prior written consent of Mortgagee.

1.4 Further Assurances; Security Agreement.

     (a) Mortgagor will procure, do, execute, acknowledge and deliver each and every further act, deed, conveyance, transfer, document and assurance necessary or proper for the carrying out more effectively of the purpose of this Mortgage and, without limiting the foregoing, for granting, bargaining, selling, conveying, warranting, assigning and confirming unto Mortgagee all of the Mortgaged Property, or property intended so to be, whether now owned or hereafter acquired by Mortgagor, including, without limitation, the preparation, execution and filing of any documents, such as financing statements and continuation statements, deemed advisable by Mortgagee for perfecting and maintaining its lien on the Mortgaged Property.

     (b) This Mortgage shall further constitute and be deemed to be a Security Agreement under the Uniform Commercial Code, now in force and as hereafter amended, and Mortgagor hereby grants to Mortgagee a first and only, present and continuing security interest in any Property, fixtures, equipment, leases, rents, issues, income, profits, personal property, instruments, general intangibles, accounts, contract rights and claims included within or related to the Mortgaged Property, and in all deposits made pursuant to Section 1.10 hereof and all insurance policies and unearned premiums prepaid thereon, insurance proceeds, and awards, payments or consideration for the taking of the Mortgaged Property, or any portion thereof, by condemnation or exercise of the power of eminent domain, or from any sale in lieu or in anticipation thereof, assigned by Mortgagor to Mortgagee hereunder, to the extent that a security interest may be granted therein under the terms of the Uniform Commercial Code. Mortgagor agrees to supply Mortgagee with an inventory of all such property in a form acceptable to Mortgagee, from time to time, upon receipt of a written request therefor from Mortgagee.

     (c) Mortgagor hereby irrevocably authorizes Mortgagee at any time and from time to time to file in any filing office any initial financing statements and amendments thereto that (a) indicate the collateral as the Mortgaged Property as defined in this Mortgage and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of any such filing office for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether Mortgagor is an organization, the type of organization and any organizational identification number issued to Mortgagor. Mortgagor agrees to provide any such information to Mortgagee promptly upon request. Mortgagor also ratifies its authorization for Mortgagee to have filed in any filing office in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto relating to the lien and security interest created by this Mortgage if filed prior to the date hereof. Mortgagor shall pay to Mortgagee, from time to time, within five (5) Business Days after demand, any and all costs and expenses incurred by Mortgagee in connection with the filing of any such initial financing statements and amendments, including attorneys’ fees and all disbursements. Such costs and expenses shall bear interest at the Default Rate from the date due, as set forth in the preceding sentence until the date repaid by Mortgagor, and such costs and expenses, together with such interest, shall be part of the obligations and shall be secured by this Mortgage.

     (d) Mortgagor shall notify the Mortgagee promptly of a change in Mortgagor’s chief executive office or principal place of business. Mortgagor shall not change its name, jurisdiction of organization or its type of organization without promptly notifying Mortgagee, in writing, of such change.

     1.5 Uniform Commercial Code Remedies. Mortgagee shall have all the rights, remedies and recourses with respect to the personal property, fixtures, the Leases (as defined in Section 1.16 hereof) and rents afforded to a “Secured Party” by the Uniform Commercial Code in addition to, and not in limitation of, the other rights, remedies and recourses afforded by law, equity and the Loan Documents.

1.6 [Intentionally Omitted].

     1.7 Foreclosure of Security Interest.  If an Event of Default shall occur and remain outstanding, Mortgagee may elect, in addition to exercising any and all other rights, remedies and recourses set forth in Section 3.2, to proceed in the manner set forth in the Uniform Commercial Code, relating to the procedure to be followed when a security agreement covers both real and personal property.

     1.8 Defined Terms. Terms defined in the Uniform Commercial Code and not otherwise defined in this Mortgage shall have the same meanings for purposes hereof as are set forth in the Uniform Commercial Code. In the event that a term is used in Article 9 of the Uniform Commercial Code and also in another Article of the Uniform Commercial Code, the term used in Sections 1.4 through 1.7 is that used in Article 9 of the Uniform Commercial Code. The term “control” has the meaning given in § 9-104, 9-105, 9-106, 9-107, as applicable.

     1.9 Maintenance of Property. Mortgagor will not remove or demolish any Improvements, except as permitted under applicable law, or change its legal use in any manner that would cause the Mortgaged Property to be in violation of applicable law without the prior written consent of Mortgagee, provided, however, that the foregoing shall not prevent Mortgagor from performing alterations or improvements to the Mortgaged Property that are determined by Mortgagor to be necessary or desirable.

     1.10 Impositions and Liens. (a) Mortgagor shall, before any penalty or interest attaches thereto because of delinquency in payment, pay and discharge, or cause to be paid and discharged, all taxes, assessments, sewer rents, water rates, levies and governmental charges imposed upon or against the Mortgaged Property or upon or against the Note or the Indebtedness or upon or against the interest of Mortgagee in the Mortgaged Property or in the Note or the Loan Agreement or the Indebtedness (hereinafter referred to as “Impositions”) and will thereafter deliver the paid receipts therefor to Mortgagee within ten (10) days after request therefor by Mortgagee. In the event of any legislative enactment or judicial decision after the date of this Mortgage, imposing upon Mortgagee the obligation to pay any such Imposition, or deducting the lien of this Mortgage from the value of the Mortgaged Property for the purpose of taxation, or changing in any way the laws now in force for the taxation of mortgages or debts secured thereby, or the manner, operation or method of collection of any such Imposition, so as to affect the interests of Mortgagee, then, and in such event, Mortgagor shall bear and promptly pay the full amount of such Imposition or any substituted tax; provided, however, that, if for any reason payment thereof by Mortgagor would be unlawful or unenforceable, or if payment thereof by Mortgagor would constitute usury or would render the Loan or the Indebtedness wholly or partially usurious under any of the terms or provisions of the Note or of this Mortgage, or otherwise, Mortgagee may declare the whole sum secured by this Mortgage, with interest thereon, to be immediately due and payable. Mortgagor shall not suffer to exist and shall promptly pay and discharge any mechanic’s, statutory or other lien or encumbrance on the Mortgaged Property or any part thereof (hereinafter referred to as “Liens”), except for Permitted Encumbrances.

     (b) Notwithstanding the foregoing, Mortgagor shall not be in default hereunder in respect to the payment of any Impositions or Liens which Mortgagor shall be required by any provision hereof to pay, so long as Mortgagor shall, in good faith, in compliance with all applicable statutes, and with all possible promptness, diligently contest the same, and Mortgagor may postpone or defer payment of a portion of said Impositions or Liens, if, but only if, permitted by statute, and if neither the Mortgaged Property, nor any portion thereof, would, by reason of such postponement or deferment, be in danger of being forfeited or lost. Upon a final adjudication of any such contest, and, in any event, at least thirty (30) days prior to the date on which the interest of Mortgagee in the Mortgaged Property would otherwise forfeit by reason of the nonpayment of any such Imposition or Lien, Mortgagor shall pay the amount thereof then due, including any penalties and interest thereon.

     (c) As soon as reasonably practicable following the recording of this Mortgage, Mortgagor shall deliver or cause to be delivered to Mortgagee a title report showing the recordation of the Existing Mortgage Assignment and this Mortgage. In the event any lien, encumbrance or other matter objectionable to Mortgagee is disclosed by such title report, other than the Permitted Encumbrances, Mortgagor shall bond over or otherwise have removed any such lien or encumbrance within thirty (30) days of the imposition thereof, to the satisfaction of

Mortgagee, unless Mortgagor is contesting such lien or encumbrance in accordance with Section 1.10(b) hereof.

     1.11 Insurance; Casualty or Other Loss. Mortgagor will keep the Improvements on the Mortgaged Property insured against loss by fire or other casualty, and shall maintain liability insurance, with Mortgagee named as an additional insured, under policies of insurance, with coverages, as reasonably determined by Mortgagor to be consistent with the types and amount of insurance maintained by reasonably prudent owners of property similar to the Mortgaged Property in the Greater New York Metropolitan Area and available at commercially reasonable rates. Mortgagor shall timely pay the premiums on all such insurance. In the event of casualty or other loss, Mortgagor shall immediately give written notice thereof to Mortgagee. All proceeds of casualty insurance shall be paid to Mortgagor and applied, after application to Mortgagor’s costs of collection to payment of any costs of restoration and repair incurred by Mortgagor or in such other manner as Mortgagor shall determine.

1.12 [Intentionally Omitted].

1.13 [Intentionally Omitted].

     1.14 Cure of Defaults by Mortgagee. If an Event of Default occurs and Mortgagor shall fail to observe, comply with or perform any of the terms, covenants and conditions herein with respect to the procuring and delivery of insurance, the payment of Impositions, ground rent or Liens, the keeping of the Mortgaged Property in repair, the performance of Mortgagor’s obligations under any other term, covenant or condition contained herein, in the Note, in the Loan Agreement or in any other Loan Document, Mortgagee may itself, following reasonable notice to and cure periods for Mortgagor, observe, comply with or perform the same, may make such advances to observe, comply with or perform the same as Mortgagee shall deem appropriate, and may enter the Mortgaged Property for the purpose of observing, complying with or performing any such term, covenant or condition. Mortgagee may expend such sums, including attorneys’ fees (prior to trial, at trial and on appeal), to sustain the lien of this Mortgage or its priority, or to protect or enforce, or to obtain the right to enforce, its rights, powers and remedies hereunder, including the payment of any prior liens, ground rent, claims and encumbrances, other than Permitted Encumbrances which are not in default, or to protect the Mortgaged Property, as it may deem desirable. Mortgagor agrees to repay all sums so advanced or expended upon demand, with interest thereon at the Default Rate from the date of advancement or expenditure, and all sums so advanced or expended, with interest, shall be secured hereby, but no such advance or expenditure shall be deemed to relieve Mortgagor from any default hereunder. Mortgagee shall not be bound to inquire into the validity of any Imposition or Lien which Mortgagor fails to pay as and when required hereby and which Mortgagor does not contest in strict accordance with the terms hereof.

     1.15 Sale, Transfer or Encumbrance. Except for Permitted Encumbrances and Permitted Transfers (as defined in the Loan Agreement), without the prior written consent of Mortgagee, Mortgagor shall not voluntarily or involuntarily agree to, cause, suffer or permit any sale, conveyance, mortgage, grant, lien, encumbrance, security interest, pledge, assignment or transfer of: (a) the Mortgaged Property or any part or portion thereof, or any interest of Mortgagor, legal or equitable, in the Mortgaged Property, except as created by this Mortgage and the other documents which secure the Note; or (b) any direct ownership interest, in Mortgagor; provided, however, this subsection shall not be applicable to the extent liens are being contested in accordance herewith. If Mortgagor fails to comply with the provisions of this Section 1.15, Mortgagee may, at its election, declare the entire Indebtedness to be immediately due and payable, without notice to Mortgagor (which notice Mortgagor hereby expressly waives), and upon such declaration the entire Indebtedness shall be immediately due and payable.

     No transfer, conveyance, lease, sale or other disposition shall relieve Mortgagor from personal liability for its obligations hereunder or under the Note, whether or not the transferee assumes this Mortgage. Mortgagee may, without notice to Mortgagor, deal with any successor owner of all or any portion of the Mortgaged Property in the same manner as with Mortgagor, without in any way discharging the liability of Mortgagor hereunder or under the Note.

     1.16 Assignment of Leases and Rents. (a) As a source of future repayment of the Indebtedness, Mortgagor hereby absolutely and presently assigns to Mortgagee all Rents (hereinafter defined) and hereby collaterally assigns to Mortgagee all of Mortgagor’s rights in and interest as landlord under the Leases (subject to the appointment of Mortgagor as agent for Mortgagee and the license granted to Mortgagor as set forth below); together with the immediate and continuing right to collect and receive all of the Rents now due or which may become due or to which Mortgagor may now or shall hereafter (including the period of redemption, if any) become entitled or may demand or claim, arising or issuing from or out of the Leases or from or out of the Mortgaged Property or any part thereof. It is the intention hereby to establish a choate, present, absolute transfer and assignment of the Rents now due to or which may become due to Mortgagee and not merely the granting of a security interest.

     (b) Notwithstanding the foregoing, Mortgagee hereby (i) appoints Mortgagor as the agent of Mortgagee to collect and receive all of the Rents and apply them as set forth herein and (ii) grants to Mortgagor a license to carry out any and all of the terms and conditions of the Leases and to manage the Mortgaged Property, as hereinafter provided, such appointment and license terminable at the sole election of Mortgagee upon the occurrence of an Event of Default.

     (c) As used herein: (i) “Lease” means each existing or future lease, sublease (to the extent of Mortgagor’s rights thereunder) or other agreement under the terms of which any person has or acquires any right to occupy or use the Mortgaged Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder, and all extensions, renewals, modifications and replacements of each such lease, sublease, agreement or guaranty; and (ii) “Rents” means all of the rents, revenue, income, profits and proceeds derived and to be derived from the Mortgaged Property or arising from the use or enjoyment of any portion thereof or from any Lease, including, but not limited to, liquidated damages following default under any such Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Mortgaged Property, all of Mortgagor’s rights to recover monetary amounts from any tenant in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of Lease defaults, including rejections, under any applicable law, together with any sums of money that may now or at any time hereafter be or become due and payable to

Mortgagor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas, mineral and mining leases covering the Mortgaged Property or any part thereof, and all proceeds and other amounts paid or owing to Mortgagor under or pursuant to any and all contracts and bonds relating to the improvement, construction or renovation of the Mortgaged Property.

1.17 [Intentionally Omitted].

     1.18 Hazardous Substances. Except for substances normally used for maintenance or operation of retail and commercial projects which are used, stored, and disposed of in accordance with all applicable Environmental Regulations, Mortgagor (i) shall not store, locate, generate, produce, process, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from the Mortgaged Property, (ii) shall not permit any Hazardous Substance to be stored, located, generated, produced, processed, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape therein, thereupon, thereunder, thereover or therefrom, (iii) shall cause all Hazardous Substances found thereon to be properly removed therefrom and properly disposed of in accordance with all applicable Environmental Regulations, (iv) shall not install or permit to be installed any underground storage tank therein or thereunder, and (v) shall comply with all Environmental Regulations which are applicable to the Mortgaged Property. Mortgagor shall indemnify, defend and hold harmless Mortgagee, its directors, officers, employees, agents, contractors, licensees, invitees, successors and assigns and any affiliate of Mortgagee which acquires title to the Mortgaged Property at a foreclosure or other sale or takes title to the Mortgaged Property pursuant to a deed in lieu of foreclosure under the provisions of this Mortgage (hereinafter collectively referred to as the “Indemnified Parties”) against, shall hold Indemnified Parties harmless from, and shall reimburse the Indemnified Parties for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, including court costs and reasonable attorneys’ fees directly or indirectly incurred by the Indemnified Parties (prior to trial, at trial and on appeal) in any action, administrative proceeding or negotiations against or involving any of the Indemnified Parties, resulting from any breach of the foregoing covenants, from the incorrectness or untruthfulness of any warranty or representation set forth in Subsection 1.2(i) hereof, or from the discovery of any Hazardous Substance in, upon, under or over, or emanating from, the Mortgaged Property, whether or not Mortgagor is responsible therefor, or whether or not it was placed, located, deposited or released by Mortgagor, it being the intent of Mortgagor and Mortgagee that the Indemnified Parties shall have no liability or responsibility (x) for damage or injury to human health, the environment or natural resources caused by, for abatement and/or clean-up of, or (y) otherwise with respect to, Hazardous Substances by virtue of the interest of Mortgagee in the Mortgaged Property created hereby or as the result of Mortgagee exercising any of its rights or remedies with respect thereto hereunder, including, but not limited to, becoming the owner thereof by foreclosure or conveyance in lieu of foreclosure. The foregoing representations, warranties and covenants of Subsection 1.2(i) and of this Section 1.18 shall be deemed continuing covenants, representations and warranties for the benefit of the Indemnified Parties, and shall survive the satisfaction or release of this Mortgage, any foreclosure of this Mortgage and/or any acquisition of title to the Mortgaged Property or any part thereof by Mortgagee, or anyone claiming by, through or under Mortgagee by deed in lieu of foreclosure or otherwise. Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the Default Rate, shall be payable on demand, and shall be secured hereby. In no event shall Mortgagor be obligated by the provisions hereof to indemnify any Indemnified Party for matters, liabilities or expenses arising from the gross negligence or willful misconduct of such Indemnified Party.

     1.19 Indemnity. Mortgagor agrees to indemnify, protect, hold harmless and defend Mortgagee from and against any and all losses, liabilities, suits, actions, obligations, fines, damages, judgments, penalties, claims, causes of action, charges, costs and expenses (including attorneys’ fees, disbursements and court costs prior to trial, at trial and on appeal) which may be imposed on, incurred or paid by, or asserted against Mortgagee by reason or on account of, or in connection with, (i) any willful misconduct of Mortgagor or any default or Event of Default hereunder, (ii) any construction, reconstruction or alteration of the Mortgaged Property, (iii) any negligence of Mortgagor or any negligence or willful misconduct of any lessee of the Mortgaged Property or any part thereof, or any of their respective agents, contractors, subcontractors, servants, directors, officers, employees, licensees or invitees, or (iv) any accident, injury, death or damage to any person or property occurring in, on or about the Mortgaged Property or any street, drive, sidewalk, curb or passageway adjacent thereto, except to the extent that the same results directly from the willful gross negligence or misconduct of Mortgagee. Any amount payable to Mortgagee under this Section 1.19 shall be due and payable upon demand therefor and receipt by Mortgagor of a statement from Mortgagee setting forth in reasonable detail the amount claimed and the basis therefor. Mortgagor’s obligations under this Section 1.19 shall survive the repayment or any other satisfaction of the Note and shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal of any insurance carrier to perform any obligation on its part under any such policy of insurance. If any claim, action or proceeding is made or brought against Mortgagee which is subject to the indemnity set forth in this Section 1.19, Mortgagor shall resist or defend against the same, in its own name or, if necessary, in the name of Mortgagee, by attorneys for Mortgagor’s insurance carrier (if the same is covered by insurance) approved by Mortgagee or otherwise by attorneys retained by Mortgagor and approved by Mortgagee. Notwithstanding the foregoing, Mortgagee, in its discretion, if it disapproves of the attorneys provided by Mortgagor or Mortgagor’s insurance carrier, may engage its own attorneys to resist or defend, or to assist therein, and Mortgagor shall pay, or, on demand, shall reimburse Mortgagee for the payment of, all fees and disbursements of said attorneys.

ARTICLE 2. TAKING OF PROPERTY

     2.1 Condemnation or Sale in Lieu Thereof. In case of a taking of or damage to all or any part of the Mortgaged Property as a result of, or a sale thereof in lieu of or in anticipation of, the exercise of the power of condemnation or eminent domain, or the commencement of any proceedings or negotiations which might result in such a taking, damage or sale, Mortgagor shall promptly give Mortgagee written notice thereof, generally describing the nature of such taking, damage, sale, proceedings or negotiations and the nature and extent of the taking, damage or sale which has resulted or might result therefrom, as the case may be, together with a copy of each and every document relating thereto received by Mortgagor. Should any of the Mortgaged Property be taken or damaged by exercise of the power of condemnation or eminent domain, or be sold by private sale in lieu or in anticipation thereof, any award, payment or other consideration for the property so taken, damaged or sold shall, be applied first to the payment of all costs and expenses incurred by Mortgagor in obtaining and preserving such award, payment or consideration, and second, to the restoration or repair of the Mortgaged Property or in such other manner as Mortgagor determines, without affecting the lien of this Mortgage or the obligations of Mortgagor hereunder.

ARTICLE 3. DEFAULT AND REMEDIES THEREFOR

     3.1 Events of Default. If any one or more of the following events (herein referred to as “Events of Default”) shall occur an event which would constitute an “Event of Default” under the Loan Agreement.

     3.2 Mortgagee’s Power of Enforcement; Power of Sale. After the occurrence of any Event of Default, Mortgagee, at its option, may proceed by any appropriate action or proceeding to (i) enforce payment of the Indebtedness pursuant to the Loan Documents, (ii) enforce performance of any term of this Mortgage or any of the other Loan Documents, (iii) enforce any other rights of Mortgagee with respect to the Indebtedness or the Mortgaged Property, (iv) foreclose this Mortgage and sell the Mortgaged Property, as an entirety or in separate portions, pursuant to the judgment, order or decree of any court of competent jurisdiction, (v) to the extent permitted by law, pursue the partial foreclosure of this Mortgage for any part of the Indebtedness then due and payable, subject to the continuing encumbrance of this Mortgage as security for the balance of the Indebtedness not then due, and (vi) pursue any other right, power or remedy available to Mortgagee at law or in equity. Mortgagee may pursue any and all such actions or proceedings, at Mortgagee’s option, either with or without entry or taking possession and whether or not the Indebtedness or any part thereof shall have been declared to be immediately due and payable or shall otherwise be due. Mortgagee may pursue any and all such actions or proceedings without prejudice to Mortgagee’s right thereafter to foreclose this Mortgage or to bring any other action or proceeding to enforce Mortgagee’s rights, powers and remedies with respect to the Indebtedness or the Mortgaged Property, whether or not the basis for any such subsequent action or proceeding shall be a default or Event of Default existing at the time such earlier action or proceeding was commenced.

     Mortgagee may, either with or without entry or taking possession of the Mortgaged Property as provided in this Agreement or otherwise, personally or by its agents or attorneys, and without prejudice to the right to bring an action for foreclosure of the Mortgage, sell the Mortgaged Property or any part thereof pursuant to any procedures provided by applicable law, thereto), and all estate, right, title, interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entity or in parcels, and at such time and place upon such terms and after such notice thereof as may be required or permitted by applicable law.

     All notices hereunder or under any applicable law pertaining hereto shall be in writing and shall be deemed sufficiently given or served for all purposes when delivered by personal service or courier service, and shall be deemed given on the date when signed for or, if refused, when refused by the person designated as an agent for receipt of service. For purposes hereof, notices may be given by the parties hereto or by their attorneys identified herein.

     3.3 Mortgagee’s Right To Enter and Take Possession.

     (a) While any Event of Default exists, Mortgagor, upon receipt of written notification by Mortgagee, shall forthwith surrender and deliver to Mortgagee the actual possession of the Mortgaged Property or any part thereof designated by Mortgagee, subject to the rights of tenants. To the extent permitted by law, Mortgagee may enter and take possession of all or any part of the Mortgaged Property and may exclude Mortgagor and its officers, employees, agents, contractors, attorneys and other representatives therefrom, and Mortgagee may have joint access with Mortgagor to the books, papers and accounts of Mortgagor and of any manager of the Mortgaged Property. On the first day of each month occurring after any such entry into possession, or after the appointment of any receiver as provided below, Mortgagor shall pay to Mortgagee or to such receiver, as the case may be, in advance, a use and occupancy charge equal to the fair and reasonable rental value for such month of any leasable portion of the Mortgaged Property which shall then be in the possession of or occupied by Mortgagor. If Mortgagor shall fail to make any such payment as provided above, then, upon request by Mortgagee, Mortgagor shall vacate, deliver and surrender possession of such part of the Mortgaged Property to Mortgagee or to such receiver, as the case may be, and, to the extent permitted by law, Mortgagor may be evicted or dispossessed by summary proceedings or otherwise.

     (b) While an Event of Default exists, Mortgagor for any reason shall fail to surrender or deliver to Mortgagee the Mortgaged Property or any part thereof designated by Mortgagee as provided above, Mortgagee may obtain a judgment or decree conferring on Mortgagee the right to immediate possession and requiring Mortgagor to deliver to Mortgagee immediate possession of the Mortgaged Property or such part thereof. Mortgagor hereby specifically and irrevocably consents to the entry of any such judgment or decree. Upon request by Mortgagee, Mortgagor shall pay to Mortgagee, or to any other person that Mortgagee may designate, all reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees) incurred by Mortgagee in connection with any such failure to surrender or deliver possession and in connection with any such judgment or decree, together with interest thereon at the Default Rate from the date incurred by Mortgagee until the date so paid to, or as directed by, Mortgagee.

     (c) After any such entry into possession, Mortgagee, in Mortgagor’s name or otherwise, may hold, store, use, operate, manage and control the Mortgaged Property, or the part thereof as to which Mortgagee shall have entered into possession, and may conduct the business thereof. In doing so, Mortgagee from time to time may:

(i)	make all necessary and proper maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personal property and other property of the type encumbered by this Mortgage;

(ii)	insure the Mortgaged Property or keep the Mortgaged Property insured;

(iii)	manage and operate the Mortgaged Property, or such part thereof, and exercise all the rights and powers of Mortgagor with respect to the Mortgaged

Property and the management and operation of the Mortgaged Property (including, without limitation, the right to enter into leases, to cancel, enforce or modify leases, to evict tenants by summary proceedings or otherwise and to take other appropriate steps to enforce leases);

     (iv) enter into agreements with others to exercise the powers herein granted to Mortgagee, all as Mortgagee from time to time may determine; and

     (v) collect and receive all the rents, royalties, issues, profits, revenues, income and other benefits of and from all or any part of the Mortgaged Property, including those past due as well as those accruing thereafter, and apply the moneys so received, in such priority as Mortgagee may determine, to (1) the payment of interest, principal and other amounts due and payable in respect of the Indebtedness or otherwise payable pursuant to any of the Loan Documents, (2) the deposits payable under this Mortgage for Impositions, (3) the cost of insurance, Impositions and other expenses of operating, maintaining, repairing and improving all or any part of the Mortgaged Property, including, without limitation, reasonable renting commissions and rental collecting commissions paid to any agent of Mortgagee or of any receiver, (4) the reasonable compensation, expenses and disbursements of the agents, contractors, attorneys and other representatives of Mortgagee, and (5) amounts advanced for any purpose recognized under this paragraph (c) or otherwise permitted by law or agreement.

     (d) Mortgagee shall be liable to account only for rents, security deposits, royalties, issues, profits, revenues, income and benefits actually received by Mortgagee while in possession of the Mortgaged Property. In the event of any foreclosure, Mortgagee may remain in possession of all or any part of the Mortgaged Property until the foreclosure sale and thereafter during any period of redemption. In the absence of any foreclosure, Mortgagee may remain in possession of all or any part of the Mortgaged Property as long as there exists an Event of Default. The same right of taking possession shall exist during the continuance of any subsequent Event of Default. Mortgagee shall incur no liability for, nor shall Mortgagor assert any claim or set off as a result of, any acts or omissions of Mortgagee, or its officers, employees, agents, contractors, attorneys or other representatives, while in possession of all or any part of the Mortgaged Property (except for damages directly caused by Mortgagee’s own gross negligence or intentional wrongful acts), all such liabilities, claims and rights of set off being hereby expressly waived by Mortgagor.

     (e) Upon request by Mortgagee, Mortgagor shall pay to Mortgagee, or to any other person that Mortgagee may designate, all reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees) incurred by Mortgagee in connection with the management, operation, use, control and maintenance of all or any part of the Mortgaged Property, except to the extent such costs, expenses and liabilities shall have been paid out of collections from the Mortgaged Property as provided above, together with interest thereon at the Default Rate from the date incurred by Mortgagee until the date so paid to, or as directed by, Mortgagee.

3.4 Appointment of Receiver.

     (a) After the occurrence of any Event of Default, Mortgagee, to the extent permitted by law and without regard to the value, adequacy or occupancy of the Mortgaged Property, shall be entitled as a matter of right, if it so elects, to the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all rents, royalties, issues, profits, revenues, income and other benefits of and from the Mortgaged Property and apply the same as the court may direct or otherwise as may be permitted by law. Mortgagor hereby specifically and irrevocably consents to such appointment. The receiver shall be entitled to hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof as would Mortgagee pursuant to the immediately preceding Section and shall have all rights and powers permitted under the laws of the State of New York and such other rights and powers as the court making such appointment shall confer. The receiver shall be liable to account only for rents, royalties, issues, profits, revenues, income and other benefits actually received by such receiver. Notwithstanding the appointment of any receiver or other custodian, Mortgagee, as pledgee or depository, shall be entitled to the possession and control of any cash, deposits or instruments held by Mortgagee at the time of such appointment or payable or deliverable to Mortgagee from time to time under the terms of this Mortgage or any of the other Loan Documents.

     (b) Upon request by Mortgagee, Mortgagor shall pay to Mortgagee, or to any other person that Mortgagee may designate, or to any such receiver, all reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees, receivers’ fees and the fees of any manager retained by such receiver) incurred by Mortgagee or by such receiver in connection with the appointment of such receiver and the exercise of the rights and powers of such receiver, except to the extent such costs, expenses and liabilities shall have been paid out of collections from the Mortgaged Property as provided in the immediately preceding Section, together with interest thereon at the Default Rate from the date incurred by Mortgagee or by such receiver until the date so paid to, or as directed by, Mortgagee or to such receiver.

     3.5 Waiver of Certain Rights. Mortgagor agrees, to the extent permitted by law, that neither Mortgagor nor any person at any time claiming through or under Mortgagor shall set up, claim or seek to take advantage of any appraisement, valuation, stay, notice of election to accelerate, mature or declare due the Indebtedness, extension, redemption or moratorium laws, election of remedies, or any exemption from execution or sale, now or hereafter in force, in order to prevent or hinder the foreclosure of this Mortgage after the occurrence of any Event of Default, the final and absolute sale of all or any part of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after any such sale, of the purchaser or purchasers at such sale or the enforcement of any other rights or remedies of Mortgagee under this Mortgage or any of the other Loan Documents. Mortgagor, for itself and for all who may at any time claim through or under Mortgagor or who hereafter may otherwise acquire any interest in or title to all or any part of the Mortgaged Property, hereby waives, to the extent permitted by law, all benefit of any such law or laws, any and all rights of redemption from sale pursuant to any judgment, order or decree of foreclosure of this Mortgage, and any and all right to have the assets constituting the Mortgaged Property marshalled upon any foreclosure or other enforcement of this Mortgage, and any and all right to a jury trial in connection with any enforcement of Mortgagee’s rights under any of the Loan Documents and any other cause or proceeding arising out of or otherwise relating to the Loan or the transaction of which this

Mortgage is a part. Mortgagee or any court having jurisdiction to foreclose this Mortgage may sell the Mortgaged Property in part or as an entirety. Mortgagee shall not be required to accept any part or parts of the Mortgaged Property in satisfaction of all or any part of the Indebtedness. Mortgagee shall not be required to accept any apportionment of the Indebtedness to or among any part or parts of the Mortgaged Property. If any law now in force of which Mortgagor might take advantage despite this Section shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section.

     3.6 Leases. Any foreclosure of this Mortgage and any other transfer of title to the Mortgaged Property in extinguishment of all or any part of the Indebtedness may, at Mortgagee’s option, be subject to the rights of any tenants of all or any part of the Mortgaged Property, and any failure to make any such tenants parties defendant to any foreclosure proceedings or to foreclose or otherwise terminate their rights will not be, nor be asserted by Mortgagor to be, a defense to any such foreclosure proceedings or to any proceedings seeking collection of all or any part of the Indebtedness, including, without limitation, any deficiency remaining unpaid after the completion of any such foreclosure, any sale in connection therewith or any other transfer in extinguishment of all or any part of the Indebtedness.

     3.7 Suits To Protect Mortgaged Property. Mortgagee is hereby irrevocably authorized, at Mortgagee’s option, to institute and maintain any and all suits and proceedings as Mortgagee may deem advisable after an Event of Default (a) to prevent any impairment of the Mortgaged Property or the security of this Mortgage by any unlawful acts or omissions, (b) to prevent the occurrence or continuance of any violation of this Mortgage or any of the other Loan Documents, (c) to foreclose this Mortgage (after the occurrence of an Event of Default), and (d) to preserve and protect its interest in the Mortgaged Property.

     3.8 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial case or proceeding affecting Mortgagor, Mortgagee, to the extent permitted by law, is hereby irrevocably authorized, at Mortgagee’s option, to file such proofs of claim and other documents as may be necessary or advisable in order to have its claims allowed in such case or proceeding for the entire Indebtedness, at the date of the institution of such case or proceeding, and for any additional amounts that may become due and payable under any of the Loan Documents after such date.

     3.9 Application of Moneys by Mortgagee. Any moneys collected or received by Mortgagee in connection with the enforcement of its rights or remedies following any Event of Default shall be applied, in such priority as Mortgagee may determine, to the payment of reasonable compensation, expenses and disbursements of the agents, contractors, attorneys and other representatives of Mortgagee, to the payment of all or any part of the Indebtedness or for any other purpose authorized by any of the Loan Documents or by law.

3.10	No Waiver.

     (a) No delay or omission of Mortgagee to insist upon strict performance of any obligations of Mortgagor or any Guarantor under or in connection with this Mortgage or any of the other Loan Documents or to exercise any right, power or remedy available after the occurrence of any Event of Default shall waive, exhaust or impair any such obligation or any such right, power or remedy, nor shall any such delay or omission be construed to waive any such Event of Default or to constitute acquiescence therein. Notwithstanding any such delay or omission, Mortgagee thereafter shall have the right, from time to time and as often as may be deemed expedient by Mortgagee, to insist upon and enforce strict performance of any and all obligations of Mortgagor and any Guarantor under or in connection with this Mortgage or any of the other Loan Documents. Every right, power and remedy given to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.

     (b) No waiver of any Event of Default shall extend to or affect any subsequent Event of Default or any other Event of Default then existing, nor shall any such waiver impair any rights, powers or remedies consequent upon any Event of Default. After the occurrence of any Event of Default (whether or not the Indebtedness shall have been declared to be due and payable immediately), Mortgagee may accept payments of amounts owing in respect of the Indebtedness, and no such acceptance shall waive any such Event of Default or result in any Indebtedness which shall have been declared to be due and payable no longer being due and payable.

     3.11 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee or to any receiver by any of the Loan Documents, by law or by any court, is or shall be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to each and every other right, power and remedy given under any of the Loan Documents or now or hereafter existing at law, in equity or by statute.

     3.12 Purchase by Mortgagee. Upon any foreclosure sale, Mortgagee may bid for and purchase all or any part of the Mortgaged Property and, upon compliance with the terms of sale, may hold, retain, possess and dispose of such property in its own absolute right without further accountability. Upon any foreclosure sale, Mortgagee may, if permitted by law, and after allowing for costs and expenses of the sale, compensation and other charges, in paying the purchase price, apply all or any part of the Indebtedness in lieu of cash, to the amount which shall, upon distribution of the net proceeds of such sale, be payable in connection therewith.

     3.13 Discontinuance of Proceedings. If Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or if such proceedings shall have resulted in a final determination adverse to Mortgagee, then and in every such case, to the extent permitted by law and any determination of such proceedings, Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceedings had occurred or had been taken.

     3.14 Additional Security and Guaranty. If Mortgagee at any time holds additional security for, or any guaranty of, all or any part of the Indebtedness, Mortgagee may, to the extent permitted by law, foreclose such security or otherwise enforce Mortgagee’s rights with respect to, or realize upon, such security or such guaranty (as the case may be), at Mortgagee’s option, either before or concurrently with or after a foreclosure or other enforcement of this Mortgage, without being deemed to have made an election thereby or to have accepted the benefits of such guaranty, the security of this Mortgage or such additional security (or the proceeds of such security) in full settlement of the Indebtedness and Mortgagee’s rights with respect thereto. Any judgment, order or decree with respect to the Note or with respect to any such guaranty or security, whether rendered in the State of New York or elsewhere, shall not in any manner affect the security of this Mortgage, and any deficiency or other debt represented by said judgment, order or decree shall, to the extent permitted by law, be secured by this Mortgage to the same extent that the Indebtedness was secured hereby prior to the rendering of such judgment.

     3.15 Default Rate. After the occurrence of any Event of Default until cured, the principal portion of the Indebtedness shall, at Mortgagee’s option, bear interest at the Default Rate.

ARTICLE 4. MISCELLANEOUS

     4.1 Binding Effect; Survival; Number; Gender. Whenever any of the parties hereto is referred to, such reference shall be deemed to include and apply to the successors and assigns of such party, subject to the provisions of Section 1.15 hereof; and all covenants, promises and agreements by or on behalf of Mortgagor in this Mortgage contained shall bind Mortgagor and also its successors and assigns and shall inure to the benefit of Mortgagee and its successors and assigns, whether elsewhere herein so expressed or not. All representations and warranties contained herein or otherwise heretofore made by Mortgagor or any Guarantor to Mortgagee shall survive the execution and delivery hereof but are made of the date hereof. The singular of all terms used herein shall include the plural, the plural shall include the singular, and the use of any gender herein shall include all other genders, where the context so requires or permits.

     4.2 Severability. The unenforceability or invalidity of any provision or provisions of this Mortgage as to any persons or circumstances shall not render that provision nor any other provision or provisions herein contained unenforceable or invalid as to any other persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable. Mortgagee shall be subrogated for further security to the lien, whether or not released of record, of any and all encumbrances paid out of the proceeds of the Note or the Loan Agreement or out of any advances made by Mortgagee hereunder.

     4.3 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent delivered by (a) registered or certified mail, postage prepaid, return receipt requested, (b) Federal Express, Airborne or another reputable overnight courier, or (c) delivered by hand by commercial courier service, addressed to the party to be so notified at its address set forth below, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 4.3. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, unless not actually received then (b) on the date of delivery by hand (or refusal to accept such delivery) if delivered during business hours on a Business Day (otherwise on the next Business Day), and/or (c) on the next Business Day if sent by an overnight commercial courier. Notices shall be deemed effective if delivered by counsel to either party, as if given directly by such party. Notices shall be addressed as follows:

If to Mortgagor:

Alexander’s Rego Shopping Center, Inc.
c/o Vornado Realty Trust
210 Route 4 East
Paramus, New Jersey 07652
Attention: Chief Financial Officer

With a copy to,
c/o Vornado Realty Trust
888 Seventh Avenue
New York, New York 10019
Attn: Exec. VP, Capital Markets
With a copy to the same address, Attn: Exec. VP, Retail

with a copy to:	Winston & Strawn LLP 200 Park Avenue New York, NY 10166-4193 Attention: Patricia M. Dineen, Esq.

If to Mortgagee:	U.S. Bank National Association One Post Office Square, 29th Floor Boston, Massachusetts 12109 Attention: Real Estate Banking Group

with a copy to:	U.S. Bank National Association 1650 Tysons Blvd., Suite 1580 McLean, VA 22102 Attn.: Real Estate Banking Division

with a copy to:	Halloran & Sage LLP One Goodwin Square 225 Asylum Street Hartford, Connecticut 06103 Attn: James P. Maher, Esq.

     Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days prior written notice of such change to the other parties in accordance with the provisions of this Section 4.3. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. All notices required under Section 34-25-10(b) and Section 34-25-11 of the General Laws of New York, as amended, shall be accepted by Mortgagee at the address stated above.

     4.4 Waiver of Trial by Jury. MORTGAGOR AND MORTGAGEE, FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, HEREBY

(a) AGREE THAT NEITHER OF THEM SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF OR OTHERWISE RELATING TO THE INDEBTEDNESS, THIS MORTGAGE, ANY OF THE OTHER LOAN DOCUMENTS, ANY RELATED INSTRUMENT OR AGREEMENT, ANY COLLATERAL FOR ALL OR ANY PART OF THE INDEBTEDNESS, OR THE DEALINGS OR RELATIONSHIP BETWEEN OR AMONG MORTGAGOR, MORTGAGEE AND ANY GUARANTOR (OR ANY OF THEM) IN CONNECTION THEREWITH, (b) IRREVOCABLY WAIVE ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL, AND (c) AGREE THAT NEITHER OF THEM SHALL SEEK TO CONSOLIDATE ANY SUCH LAWSUIT, ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE AS TO WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LAWSUIT, ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE AS TO WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THIS SECTION HAS BEEN FULLY DISCUSSED BY MORTGAGOR AND MORTGAGEE, EACH OF WHOM HAS BEEN REPRESENTED BY COUNSEL. THIS SECTION SHALL NOT BE SUBJECT TO ANY EXCEPTIONS, AND NO SUCH PERSON HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PERSON THAT THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     4.5 Acts of Mortgagee. In the event Mortgagee (a) grants any extension of time or forbearance with respect to the payment of any Indebtedness; (b) takes other or additional security for the payment thereof; (c) waives or fails to exercise any right, power or remedy granted herein, in the Note or in any other Loan Document; (d) grants any release, with or without consideration, of the whole or any part of the security for the payment of the Indebtedness or the release of any person, party or entity liable for payment of said indebtedness; and/or (e) amends or modifies in any respect any of the terms and provisions hereof, of the Note (including substitution of another note) or of any other Loan Document; then, and in any such event, such act or omission to act shall not release Mortgagor under any covenant of this Mortgage, of the Note, or of any other Loan Document, nor preclude Mortgagee from exercising any right, power or privilege herein or therein granted or intended to be granted, and shall not in any way impair or affect the lien or priority of this Mortgage. In the event any additional real property, improvements, leases, fixtures or personal property not herein specifically identified shall be or become a part of the Mortgaged Property, then this Mortgage shall immediately attach to and constitute a lien against or security interest in such additional items, as appropriate, without further act or deed of either party hereto.

     4.6 Applicable Law. The Loan secured by this Mortgage was negotiated in the State of New York and the laws of the State of New York shall govern the construction, interpretation, validity and legal effect of this Mortgage and the rights and duties of the parties hereunder, except the laws of the state in which the Mortgaged Property is located shall govern the procedures for enforcing the rights and remedies of the Mortgagee hereunder. Notwithstanding any provision herein, in the Note or in any other Loan Document, the total liability for payments in the nature of interest hereunder and thereunder shall not exceed interest at the maximum rate permitted by the laws of the State of New York on the Indebtedness, if any, and any amounts paid in excess of said maximum rate shall be applied to the principal balance of such indebtedness, unless said principal balance has been paid in full, in which event any such excess amounts shall be refunded to Mortgagor. This instrument shall be construed in accordance with its intent and with the fair meaning of its provisions, and without regard to any presumption or other rule requiring construction against the party which caused the same to be drafted.

     4.7 Counterparts. This Mortgage may be executed simultaneously in two (2) or more identical counterparts, each of which, standing alone, shall be an original, but all of which shall constitute but one (1) agreement.

     4.8 Release of Mortgage. If all of the Indebtedness be paid as the same becomes due and payable and all of the covenants, warranties, undertakings and agreements made in this Mortgage are kept and performed, and all obligations, if any, of Mortgagee for further advances have been terminated, then, and in that event only, all rights under this Mortgage shall terminate (except to the extent expressly provided herein with respect to indemnifications, representations and warranties and other rights which are to continue following the release hereof) and the Mortgaged Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, and such liens and security interests shall be released by Mortgagee in due form at Mortgagor’s cost or at Mortgagor’s option, assigned as provided in the last paragraph of this Mortgage. Without limitation, all provisions herein for indemnity of Mortgagee or Mortgagee shall survive discharge of the Indebtedness and any foreclosure, release or termination of this Mortgage.

     4.9 Invalidity of Certain Provisions. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

     4.10 Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Mortgagor, and the heirs, devisees, representatives, successors and assigns of Mortgagor, and shall inure to the benefit of Mortgagee and Mortgagee and shall constitute covenants running with the Premises and the leasehold estate. All references in this Mortgage to Mortgagor shall be deemed to include all such heirs, devisees, representatives, successors and assigns of Mortgagor.

     4.11 No Partnership, Etc. The relationship between Mortgagee and Mortgagor is solely that of lender and borrower. Mortgagee has no fiduciary or other special relationship with Mortgagor. Nothing contained in the Loan Documents is intended to create any partnership, joint venture, association or special relationship between Mortgagor and Mortgagee or in any way make Mortgagee a co-principal with Mortgagor with reference to the Mortgaged Property. All agreed contractual duties between or among Mortgagee, Mortgagor and Mortgagee are set forth herein and in the other Loan Documents and any additional implied covenants or duties are hereby disclaimed. Any inferences to the contrary of any of the foregoing are hereby expressly negated.

     4.12 Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

      4.13 Special Provisions. Notwithstanding any contrary provisions contained herein: (a) Non-Residential Property. This Mortgage does not cover real property principally improved by one or more structures containing in the aggregate not more than six (6) residential dwelling units having their own separate cooking facilities.

     (b) Security Deposits. In furtherance of and not in limitation of any other provisions of this Mortgage, any pledge or assignment of security deposits is subject to Sections 7-103, 7-105 and 7-106 of the New York General Obligations Law.

     (c) Maximum Principal Indebtedness. The parties hereto intend that this Mortgage shall secure unpaid balances of the indebtedness secured hereby whether incurred by Mortgagor at the date hereof or after this Mortgage is delivered for recordation in the official records of the county in which the Mortgaged Property is located. The maximum principal amount of the indebtedness which is or under any contingency may be secured at the date of execution hereof or at any time thereafter by this Mortgage is $78,245,641.77.

     (d) Section 254. The clauses and covenants contained herein which are construed by Section 254 of the Real Property Law of the State of New York shall, except as otherwise expressly provided herein, be construed as provided in that Section; the additional clauses and covenants contained herein shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by said Section 254 and shall not impair, modify, alter or defeat such rights notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by said Section 254; the clauses and covenants herein which are similar to those contained in said Section 254 but which afford additional rights to Mortgagee or to Mortgagor, shall supersede the clauses and covenants contained in Section 254.

     (e) RPAPL. If an Event of Default shall occur and be continuing, Mortgagee may elect to sell (and, in the case of any default of any purchaser, resell) the Mortgaged Property or any part thereof by exercise of the power of foreclosure or of sale granted to Mortgagee by Articles 13 or 14 of the New York Real Property Actions and Proceedings Law (the “RPAPL”). In such case, Mortgagee may commence a civil action to foreclose this Mortgage pursuant to Article 13 of the RPAPL.

     (f) New York Real Property Law Article 4-A. If this Mortgage shall be deemed to constitute a “mortgage investment” as defined by New York Real Property Law Section 125, then this Mortgage shall and hereby does confer upon Mortgagee the powers, and impose upon Mortgagor the duties, of trustees set forth in New York Real Property Law Section 126.

     (g) Trust Fund. Pursuant to Section 13 of the Lien Law of New York, Mortgagor shall receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment of the cost of any such improvement on the Mortgaged Property before using any part of the total of the same for any other purpose.

Mortgagor will indemnify and hold Mortgagee harmless from and against any loss, liability, cost or expense, including any judgments, attorneys’ fees, costs of appeal bonds or printing costs, arising out of or relating to any proceedings instituted by any claimant alleging a violation by Mortgagor of Article 3-A of the New York Lien Law.

     (g) Statement in Accordance with Section 274-a of the New York Real Property Law. Mortgagee shall, within fifteen (15) days after written request, provide Mortgagor with the statement required by Section 274-a of the New York Real Property Law.

     (i) Article 3-A of the Lien Law. Mortgagor agrees that it shall indemnify and hold Mortgagee and its successors and assigns harmless against any loss, liability, cost or expense arising out of or relating to any proceedings instituted by any claimant alleging priority over the lien of this Mortgage or alleging a violation by Mortgagor or Mortgagee of any section of Article 3-A of the New York Lien Law.

     NOW THEREFORE, if Mortgagor shall pay or cause to be paid (i) the principal and the premium, if any, and interest on the Note and (ii) all other Indebtedness and sums payable hereunder, and if Mortgagor shall comply with all the terms, conditions and requirements hereof, then this Mortgage shall be null and void and of no further force and effect and shall be released by Mortgagee upon the written request of Mortgagor with all reasonable costs relating to the recordation of such release paid by Mortgagor, otherwise to remain in full force and effect. Notwithstanding the foregoing, if requested by Mortgagor, and upon payment of (i) the principal and the premium, if any, and interest on the Note and (ii) all other Indebtedness and sums payable hereunder, and if Mortgagor has complies with all the terms, conditions and requirements hereof, Mortgagee will assign this Mortgage and deliver the Note with an allonge to such party as Mortgagor shall designate, without recourse, representation or warranty whatsoever except a representation that Mortgagee has not previously assigned, and, if requested by Mortgagor, shall provide an executed termination and release with respect to the other Loan Documents, except to the extent that any obligations under such Loan Documents, by their terms or by applicable law, survive the repayment of the Loan. If any original note is lost or destroyed, Mortgagee shall provide a reasonable lost note affidavit. Mortgagor shall pay Mortgagee’s reasonable costs incurred in discharging or assigning this Mortgage, as applicable.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed as of the day and year first above written.

Signed and Acknowledged in the Presence of:	ALEXANDER’S REGO SHOPPING CENTER, INC.
__________________________________ Name:	By: ___________________________________ Name: Its:

STATE OF NEW YORK	:
	:	SS
COUNTY OF	:

On the ____ day of March, in the year 2009, before me, the undersigned, personally appeared __________________________, the _______________________________of Alexander’s Rego Shopping Center, Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

__________________________________ Notary Public My Commission Expires:

[Signature Page to Amended and Restated Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents]

SCHEDULE A
[Legal Description]

Exhibit A

LEGAL DESCRIPTION

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough and County of QUEENS, City and State of NEW YORK, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of JUNCTION BOULEVARD (80 feet wide) and the southerly side of 62ND DRIVE, formerly URGUHART STREET, as said Boulevard and Drive are shown on the Topographical Map of the City of New York for the Borough of Queens;

running thence easterly along the southerly side of 62ND DRIVE, 456.35 feet to the corner formed by the intersection of the said 62ND DRIVE and the westerly side of 97TH STREET (60 feet wide), as said 97TH STREET was shown on the Topographical Map of the City of New York for the Borough of Queens, prior to the Adoption on December 20, 1951, of Alteration Map No. 3530;

thence southerly along the westerly side of said 97TH STREET, 529.99 to the northwesterly side of 63RD ROAD (80 feet wide) as said 63RD ROAD is shown on the Topographical Map of the City of New York for the Borough of Queens;

thence southwesterly along the northwesterly side of 63RD ROAD, 406.22 feet to the corner formed by the intersection of the said northwesterly side of 63RD ROAD and the northeasterly side of QUEENS BOULEVARD (200 feet wide) as shown on the Final Topographical Map of the City of New York;

thence northwesterly along the northeasterly side of QUEENS BOULEVARD, 86 feet to the corner formed by the intersection of the said northeasterly side of QUEENS BOULEVARD and the easterly side of said JUNCTION BOULEVARD;

thence northerly along the easterly side of JUNCTION BOULEVARD, 549.82 feet to the corner at the point or place of BEGINNING.

FOR INFORMATION ONLY: BLOCK: 2084 LOT: 101

LEGAL -LEGAL DESCRIPTION-

SCHEDULE B

[Permitted Encumbrances]
1.	Survey made by Gerald T. O’Buckley dated April 20, 1999 shows premises improved by a
	2	story and basement brick store with 2 story and basement brick addition and masonry garage and the following:

a. Projections on 62nd Drive: lights up to 2.2 feet and stand pipe up to 0.4 feet.

b. Projections on 97th Street: signs up to 1.5 feet; lights up to 0.3 feet; stand pipe up to 0.4 feet.

c. Projections on 63rd Road: lights up to 1.0 foot and signs up to 1.0 foot.

d. Projections on Junction Boulevard: lights up to 1.0 foot; copings up to 0.75 feet; signs up to 1.0 foot and stand pipes up to 0.4 feet.

Subject to any changes that would be shown on an accurate survey made since April 20, 1999.

2.	Covenants and Restrictions recorded in Liber 2690 Page 430.

3.	Covenants and Restrictions recorded in Liber 2664 Page 420.

4.	Covenants and Restrictions recorded in Liber 2689 Page 115.

5.	Covenants and Restrictions recorded in Liber 2666 Page 180.

6.	Covenants and Restrictions recorded in Liber 2686 Page 284,

7.	Covenants and Restrictions recorded in Liber 2664 Page 432.

8.	Covenants and Restrictions recorded in Liber 2664 Page 441.

9.	Covenants and Restrictions recorded in Liber 2664 Page 442.

10.	Covenants and Restrictions recorded in Liber 2664 Page 455.

11.	Covenants and Restrictions recorded in Liber 2664 Page 457.

12.	Covenants and Restrictions recorded in Liber 2664 Page 467.

13.	Covenants and Restrictions recorded in Liber 2664 Page 468.

14.	Covenants and Restrictions recorded in Liber 2666 Page 195.

15.	Covenants and Restrictions recorded in Liber 2668 Page 419.

16.	Covenants and Restrictions recorded in Liber 2668 Page 422.

17.	Covenants and Restrictions recorded in Liber 2668 Page 425.

18.	Covenants and Restrictions recorded in Liber 2825 Page 5.

19.	Declaration recorded in Liber 3624 Page 89.

20.	Consent and Authorization for the Construction, Maintenance and Operation of a Subway Staircase set forth in Liber 3448 Page 454.

21.	Easement to the BROOKLYN UNION GAS COMPANY recorded in Liber 6805 Page 1. (Affects the roadbed of 62nd Drive on the south side between Junction Boulevard and 99th Street).

22.	Water Main Easement to the CITY OF NEW YORK recorded in Liber 7442 Page 456. (Affects 97th Street which includes the easterly 10 feet of Parcel).

23.	Water Main Easement to the CITY OF NEW YORK recorded in Liber 7442 Page 460. (Affects 62nd Drive)

24.	Terms, Covenants and Conditions of the Indenture recorded in Liber 6297 Page 149, as amended by Liber 6297 Page 159 and by Liber 6800 Page 84. Pertain to the Elimination of Streets.

25.	Declaration of Restrictions recorded in Liber 6696 Page 40, as amended by Agreement recorded in Liber 7744 Page 339.

26.	Agreement for Sewage Pumping Station recorded in Liber 6696 Page 45.

27.	Terms, Covenants and Conditions of the Declaration of Covenants and Restrictions recorded in Reel 926 Page 1291, as amended by Agreement in Reel 2341 Page 1794.

28.	Terms, Covenants and Conditions of the Easement Agreement recorded in Reel 926 Page 1282.

29.	Terms, Covenants and Conditions of the Agreement recorded in Reel 932 Page 207.

30.	Terms, Covenants and Conditions of the Subway Entrance Agreement in Reel 2342 Page 2288.

31.	Easement for Parking (Block 2080, Lot 1) to ALEXANDER’S INC., dated 3/29/1995,

recorded 3/30/1995 in Reel 4097 Page 818.

32.	Waiver of Legal Grade in Reel 4165 Page 2009.

33.

Terms, Covenants, Conditions and Provisions of the Lease dated 3/1/1995 between ALEXANDER’S, INC. (landlord) and MARSHALLS OF RICHFIELD, MN, INC., (tenant), a Memorandum of Lease having been recorded in Reel 4110 Page 751.

With Regard Thereto:

Subordination, Non-disturbance and Attornment Agreement made by and between UNION BANK OF SWITZERLAND (New York Branch), ALEXANDER’S INC. and MARSHALLS OF RICHFIELD, MN., INC. dated 3/29/95, recorded 12/2/96 in Reel 4474 Page 1385.

34.

Terms, Covenants, Conditions and Provisions of the Lease dated 12/1/1992 between ALEXANDER’S INC., landlord and the CALDOR CORPORATION, tenant, a Notice of Lease having been recorded on 12/9/1992 in Reel 3458 Page 680.

35.

Terms, Covenants, Conditions and Provisions of a Subordination, Non-Disturbance and Attornment Agreement between the CALDOR CORPORATION and UNION BANK OF SWITZERLAND (New York Branch) as agent, dated March 29, 1995 and recorded March 30, 1995 in Reel 4097 Page 866.

36.	Terms, Covenants, Conditions and Agreement of Lease from ALEXANDER’S, INC. (landlord) and SEARS ROEBUCK AND CO. (tenant) dated March 14, 1994 and recorded April 29, 1994 in Reel 3860 Page 638.

37.

Terms, Covenants, Conditions and Provisions of a Subordination, Non-Disturbance and Attornment Agreement between SEARS ROEBUCK AND CO. and UNION BANK OF SWITZERLAND (New York Branch) as Agent dated March 29, 1995 and recorded March 30, 1995 in Reel 4097 Page 880, as assigned to THE CHASE MANHATTAN BANK by Reel 5263 Page 2297

38.

Terms, Covenants, Conditions and Provisions of a Subordination, Non-Disturbance and Attornment Agreement between MARSHALLS OF RICHFIELD, MN, INC. and UNION BANK OF SWITZERLAND (New York Branch) as Agent dated March 23, 1995 and recorded March 30, 1995 in Reel 4097 Page 891, as assigned to THE CHASE MANHATTAN BANK by Reel 5263 Page 2292.

39.	Terms, Covenants, Conditions and Provisions of a Subordination Agreement dated March 25, 1995, recorded March 30, 1995 in Reel 4097 Page 848.

40.	Final Certificate of Eligibility recorded 12/11/02 in Reel 6687 Page 1660.

41.	Tax Lien Certificate recorded in Reel 4359 Page 546, as assigned to THE CITY OF NEW

YORK by Tax Lien Assignment dated 12/27/96, recorded 1/3/97 in Reel 4497 Page 420.

42.	On 5/21/96, the CITY OF NEW YORK DEPARTMENT OF FINANCE conducted a Tax Lien Sale. All Charges identified as Paid through Tax Lien Sale continue to be liens subject to the Lien Sale Provisions.

43.

Terms, Provisions, Covenants and Agreements as contained in the Lease made by and between ALEXANDER’S OF REGO PARK, INC. and BED BATH & BEYOND, INC., a Memorandum of which is dated 12/12/96, recorded 9/29/98 in Reel 4986 Page 1951.

With Regard Thereto;
a)

Subordination, Attornment and Non-Disturbance Agreement made by and between UNION BANK OF SWITZERLAND, ALEXANDER’S OF REGO PARK, INC. and BED BATH & BEYOND, INC. dated 12/12/96, recorded 9/29/98 in Reel 4986 Page 1957, as assigned to THE CHASE MANHATTAN BANK by assignment dated 5/12/99, recorded 6/7/99 in Reel 5263 Page 2287.

44. Terms, Provisions, Covenants and Agreements as contained in the unrecorded Lease made by and between ALEXANDER’S OF REGO PARK, INC. and THE GAP, INC. dated 3/1/97.

With Regard Thereto:
a)	Agreement made by and between THE CHASE MANHATTAN BANK, ALEXANDER’S OF REGO PARK, INC. and THE GAP, INC. dated 5/12/99, recorded 6/7/99 in Reel 5263 Page 2425.

b)

Subordination, Attornment and Non-Disturbance Agreement made by and between UNION BANK OF SWITZERLAND, ALEXANDER’S OF REGO PARK, INC. and THE GAP, INC. dated 3/1/97, recorded 6/12/97 in Reel 4606 Page 1356.

45.

Terms, Provisions, Covenants and Agreements as contained in the Lease made by and between ALEXANDER’S OF REGO PARK, INC. and CIRCUIT CITY STORES, INC., a Memorandum of which is dated 12/12/96, recorded 9/29/98 in Reel 4986 Page 1990.

With Regard Thereto:
a)

Subordination, Attornment and Non-Disturbance Agreement made by and between UNION BANK OF SWITZERLAND, ALEXANDER’S OF REGO PARK, INC. and CIRCUIT CITY STORES, INC. dated 12/12/96, recorded 4/16/99 in Reel 5194 Page 834, as assigned to THE CHASE MANHATTAN BANK by assignment dated 5/12/99, recorded 6/7/99 in Reel 5263 Page 2282.

46. Easement Agreement made between ALEXANDER’S OF REGO PARK II, INC. and ALEXANDER’S REGO SHOPPING CENTER INC. dated 1/6/06, recorded 2/8/06 in CRFN 2006000077479.

With Regard Thereto:
a)	Amended and Restated Easement Agreement made between ALEXANDER’S OF REGO PARK II, INC. and ALEXANDER’S REGO SHOPPING CENTER INC. dated 12/21/07, recorded 2/14/08 in CRFN 2008000062504.

47.	10 foot Easement along the easterly portion of described premises as shown on Tax Map.

48.	Judgment*:

		Debtor:	ALEXANDERS REGO SHOPPING CT
9605 QUEENS BLVD, REGO PARK 11374 0113
		Creditor:	CRIMINAL COURT OF THE CITY OF NEW YORK
125-01 QUEENS BLVD, QUEENS, 11
		Amount:	$500.00
		Docketed:	9/10/04
		Perfected:	9/9/04
		Attorney:	DISTRICT ATTORNEY OF QUEENS COUNTY
125-01 QUEENS BLVD, QUEENS 11415

49	.	Environmental Control Board Lien filed as of 1/31/09*:

ALEXANDER REGO PARK CENTER INC
96-05 QUEENS BOULEVARD, QUEENS, NY 11374
Violation #:038160749L - Docket Date: 1/09 - Amount: $350.00

50. Any water meter and sewer rent charges.

*Alexander’s Rego Shopping Center, Inc. agrees that it will address these matters in the ordinary course.

Exhibit A

Schedule of Mortgages and Assignments
1.

Building Loan Mortgage, Assignment of Leases and Rents and Security Agreement dated March 29, 1995 in the principal amount of $38,739,611.00 by Alexander’s, Inc., a Delaware Corporation to Union Bank of Switzerland, recorded on March 30, 1995 in Reel 4097, Page 746 in the Office of the City Register of the City of New York, Queens County. CERTIFIED COPY

Assignment of Mortgage dated May 12, 1999 by UBS AG, Stamford Branch (successor to Union Bank of Switzerland) to The Chase Manhattan Bank, a New York banking corporation, recorded on June 7, 1999 in Reel 5263, Page 2270 in the Office of the City Register of the City of New York, Queens County.

2.

Project Loan Mortgage, Assignment of Leases and Rents and Security Agreement dated March 29, 1995 in the principal amount of $46,260,389.00 by Alexander’s, Inc., a Delaware Corporation to Union Bank of Switzerland, recorded on March 30, 1995 in Reel 4097, Page 780 in the Office of the City Register of the City of New York, Queens County. CERTIFIED COPY

Assignment, Assumption and Modification Agreement dated April 19, 1995 among Alexander’s, Inc., a Delaware corporation, Alexander’s of Rego Park, Inc., a Delaware corporation and Union Bank of Switzerland, recorded on April 20, 1995 in Reel 4110, Page 739 in the Office of the City Register of the City of New York, Queens County. CERTIFIED COPY

Assignment of Mortgage dated May 12, 1999 by UBS AG, Stamford Branch (successor to Union Bank of Switzerland) to The Chase Manhattan Bank, a New York banking corporation, recorded on June 7, 1999 in Reel 5263, Page 2276 in the Office of the City Register of the City of New York, Queens County.

Amended, Restated and Consolidated Mortgage and Security Agreement dated May 12, 1999 by and between Alexander’s Rego Shopping Center, Inc., a Delaware corporation and The Chase Manhattan Bank, a New York banking corporation, recorded on June 7, 1999 in Reel 5263, Page 2302 in the Office of the City Register of the City of New York, Queens County. Consolidates Mortgages 1 and 2 to form a single lien in the amount of $82,000,000.00.

Assignment of Mortgages dated October 10, 2000 by The Chase Manhattan Bank, a New York banking corporation to State Street Bank and Trust Company, as Trustee for the Registered Holders of Chase Manhattan Bank-First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass Though Certificates Series, 1999-1, recorded November 22, 2000 in Reel 5727, Page 0118 in the Office of the City Register of the City of New York, Queens County.